COREFUNDS, INC.

                             ARTICLES SUPPLEMENTARY


                  COREFUNDS, INC. (the "Corporation"), formerly named Red Oak Cash Reserve Fund, Inc., a corporation organized under the laws of the State of Maryland, does hereby file for record with the State Department of Assessments and Taxation of Maryland the following Articles Supplementary to its Articles of
Incorporation:

                  FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. As hereinafter set forth, the Corporation has reclassified its authorized, unissued and classified capital stock in accordance with Section 2-208 of the Maryland General Corporation Law and under authority contained in the Articles of Incorporation of the Corporation and has classified its authorized, unissued and unclassified capital stock in accordance with Section 2-105(c) of the Maryland General Corporation Law and under authority contained in the Articles of Incorporation of the Corporation.

                  SECOND: Immediately after the reclassification and classification hereinbefore set forth and upon filing for record these Articles Supplementary, the Corporation has authority to issue thirty billion (30,000,000,000) shares of the Corporation of the par value of one mill ($.0001) per share and of the aggregate par value of thirty million dollars ($30,000,000), of which one billion (1,000,000,000) are classified as Cash Reserve Class Y, one billion (1,000,000,000) are classified as Cash Reserve Class C, one billion two hundred fifty million (1,250,000,000) are classified as Treasury Reserve Class Y, one billion two hundred fifty million (1,250,000,000) are classified as Treasury Reserve Class C, seven hundred fifty million (750,000,000) are classified as Fiduciary Reserve Class Y, fifty million (50,000,000) are classified as Equity Fund Class Y, fifty million (50,000,000) are classified as Equity Fund Class A, twenty-five million (25,000,000) are classified as International Growth Fund Class Y, twenty-five million (25,000,000) are classified as International Growth Fund Class A, five hundred million (500,000,000) are classified as Equity Index Fund Class Y, five hundred million (500,000,000) are classified as Equity Index Fund Class A, one hundred million (100,000,000) are classified as Growth Equity Fund Class Y, one hundred million (100,000,000) are classified as Growth Equity Fund Class A, one hundred million (100,000,000) are classified as Short Intermediate Bond Fund Class Y, one hundred million (100,000,000) are classified as Short Intermediate Bond Fund Class A, two hundred fifty million (250,000,000) are classified as Fiduciary Tax-Free Reserve Class Y, two hundred fifty million (250,000,000) are classified as Tax-Free Reserve Class Y, two hundred fifty million




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(250,000,000) are classified as Tax-Free Reserve Class C, two hundred fifty million (250,000,000) are classified as Fiduciary Treasury Reserve Class Y, one hundred million (100,000,000) are classified as Balanced Fund Class Y, one hundred million (100,000,000) are classified as Balanced Fund Class A, one hundred million (100,000,000) are classified as Government Income Fund Class Y, one hundred million (100,000,000) are classified as Government Income Fund
Class A, one hundred million (100,000,000) are classified as Intermediate Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as Intermediate Municipal Bond Fund Class A, twenty-five million (25,000,000) are classified as Global Bond Fund Class Y, twenty-five million (25,000,000)
are classified as Global Bond Fund Class A, one hundred million (100,000,000) are classified as Pennsylvania Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as Pennsylvania Municipal Bond Fund Class A, one hundred million (100,000,000) are classified as New Jersey Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as New Jersey Municipal Bond Fund Class A, one billion (1,000,000,000) are classified as Elite Cash Reserve Class Y, one billion (1,000,000,000) are classified as Elite Government Reserve Class Y, one billion (1,000,000,000) are classified as Elite Treasury Reserve Class Y, one billion (1,000,000,000) are classified as Special Equity Fund Class Y, one billion (1,000,000,000) are classified as Special Equity Fund Class A, one billion (1,000,000,000) are classified as Short-Term Income Fund Class Y, one billion (1,000,000,000) are classified as Short-Term Income Fund Class A, one billion (1,000,000,000) are classified as Bond Fund Class Y, one billion (1,000,000,000) are classified as Bond Fund Class A and twelve billion one hundred fifty million (12,150,000,000) are unclassified.

                  THIRD: Pursuant to the authority contained in Section 2-208 of the Maryland General Corporation Law and Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on September 7, 1995, reclassified one billion (1,000,000,000) of the authorized, unissued and classified shares of the Elite Cash Reserve Class Y of the Corporation as unclassified shares.

                  FOURTH: Pursuant to the authority contained in Section 2-208 of the Maryland General Corporation Law and Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on September 7, 1995, reclassified one billion (1,000,000,000) of the authorized, unissued and classified shares of the Elite Treasury Reserve Class Y of the Corporation as unclassified shares.

                  FIFTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on September 7, 1995, classified seven hundred fifty million (750,000,000) of the authorized, unissued and unclassified shares of the Corporation as Fiduciary Reserve Class C, of the par value of one mill ($.0001) per share.

                  SIXTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on September 7, 1995, classified one billion (1,000,000,000) of the authorized, unissued and unclassified shares of the Corporation as Elite Government Reserve Class C, of the par value of one mill ($.0001) per share.


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                  SEVENTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on September 7, 1995, classified two hundred fifty million (250,000,000) of the authorized, unissued and unclassified shares of the Corporation as Fiduciary Treasury Reserve
Class C, of the par value of one mill ($.0001) per share.

                  EIGHTH: Pursuant to the authority contained in Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on September 7, 1995, classified two hundred fifty million (250,000,000) of the authorized, unissued and unclassified shares of the Corporation as Fiduciary Tax-Free Reserve
Class C, of the par value of one mill ($.0001) per share.

                  NINTH: Each share of Cash Reserve Class Y, Cash Reserve
Class C, Treasury Reserve Class Y, Treasury Reserve Class C, Fiduciary Reserve Class Y, Fiduciary Reserve Class C, Equity Fund Class Y, Equity Fund Class A, International Growth Fund Class Y, International Growth Fund Class A, Equity Index Fund Class Y, Equity Index Fund Class A, Growth Equity Fund Class Y, Growth Equity Fund Class A, Short Intermediate Bond Fund Class Y, Short Intermediate Bond Fund Class A, Fiduciary Tax-Free Reserve Class Y, Fiduciary Tax-Free Reserve Class C, Tax-Free Reserve Class Y, Tax-Free Reserve Class C, Fiduciary Treasury Reserve Class Y, Fiduciary Treasury Reserve Class C, Balanced Fund Class Y, Balanced Fund Class A, Government Income Fund Class Y, Government Income Fund Class A, Intermediate Municipal Bond Fund Class Y, Intermediate Municipal Bond Fund Class A, Global Bond Fund Class Y, Global Bond Fund Class A, Pennsylvania Municipal Bond Fund Class Y, Pennsylvania Municipal Bond Fund
Class A, New Jersey Municipal Bond Fund Class Y, New Jersey Municipal Bond Fund Class A, Elite Government Reserve Class Y, Elite Government Reserve Class C, Special Equity Fund Class Y, Special Equity Class A, Short-Term Income Fund Y, Short-Term Income Fund A, Bond Fund Class Y and Bond Fund Class A shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are set forth in the Corporation's Articles of Incorporation with respect to its shares of capital stock.

                  TENTH: For any class or series that adopts a rule 12b-1 plan pursuant to the Investment Company Act of 1940, expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of such particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by that class or series of capital stock may be appropriately


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reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each such class or series of capital stock.

                  ELEVENTH: Immediately after the reclassification and classification hereinbefore set forth and upon filing for record these Articles Supplementary, the Corporation has authority to issue thirty billion (30,000,000,000) shares of the Corporation of the par value of one mill ($.0001) per share and of the aggregate par value of thirty million dollars ($30,000,000), of which one billion (1,000,000,000) are classified as Cash Reserve Class Y, one billion (1,000,000,000) are classified as Cash Reserve Class C, one billion two hundred fifty million (1,250,000,000) are classified as Treasury Reserve Class Y, one billion two hundred fifty million (1,250,000,000) are classified as Treasury Reserve Class C, seven hundred fifty million (750,000,000) are classified as Fiduciary Reserve Class Y, seven hundred fifty million (750,000,000) are classified as Fiduciary Reserve Class C, fifty million (50,000,000) are classified as Equity Fund Class Y, fifty million (50,000,000) are classified as Equity Fund Class A, twenty-five million (25,000,000) are classified as International Growth Fund Class Y, twenty-five million (25,000,000) are classified as International Growth Fund Class A, five hundred million (500,000,000) are classified as Equity Index Fund Class Y, five hundred million (500,000,000) are classified as Equity Index Fund Class A, one hundred million (100,000,000) are classified as Growth Equity Fund Class Y, one hundred million (100,000,000) are classified as Growth Equity Fund Class A, one hundred million (100,000,000) are classified as Short Intermediate Bond Fund Class Y, one hundred million (100,000,000) are classified as Short Intermediate Bond Fund Class A, two hundred fifty million (250,000,000) are classified as Fiduciary Tax-Free Reserve Class Y, two hundred fifty million (250,000,000) are classified as Fiduciary Tax-Free Reserve Class C, two hundred fifty million (250,000,000) are classified as Tax-Free Reserve Class Y, two hundred fifty million (250,000,000) are classified as Tax-Free Reserve Class C, two hundred fifty million (250,000,000) are classified as Fiduciary Treasury Reserve
Class Y, two hundred fifty million (250,000,000) are classified as Fiduciary Treasury Reserve Class C, one hundred million (100,000,000) are classified as Balanced Fund Class Y, one hundred million (100,000,000) are classified as Balanced Fund Class A, one hundred million (100,000,000) are classified as Government Income Fund Class Y, one hundred million (100,000,000) are classified as Government Income Fund Class A, one hundred million (100,000,000) are classified as Intermediate Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as Intermediate Municipal Bond Fund Class A, twenty-five million (25,000,000) are classified as Global Bond Fund Class Y, twenty-five million (25,000,000) are classified as Global Bond Fund Class A, one hundred million (100,000,000) are classified as Pennsylvania Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as Pennsylvania Municipal Bond Fund Class A, one hundred million (100,000,000) are classified as New Jersey Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as New Jersey Municipal Bond Fund Class A, one billion (1,000,000,000) are classified as Elite Government Reserve Class Y, one billion (1,000,000,000) are classified as Elite Government Reserve Class C, one billion (1,000,000,000) are classified as Special Equity Fund Class Y, one billion (1,000,000,000) are classified as Special Equity Fund Class A, one billion (1,000,000,000) are classified as Short-Term Income Fund Class Y, one billion (1,000,000,000) are classified as Short-Term Income Fund Class A, one billion (1,000,000,000) are classified as Bond Fund Class Y, one billion (1,000,000,000) are classified as Bond Fund Class A and eleven billion nine hundred million (11,900,000,000) are unclassified.



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                  TWELFTH: The aforesaid action by the Board of Directors of the
Corporation was taken pursuant to authority and power contained in the Articles of Incorporation of the Corporation.



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                  IN WITNESS WHEREOF, COREFUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 12th day of August, 1996.


                                                     COREFUNDS, INC.



                                                     By: /s/ David G. Lee
                                                         ----------------
                                                         President


[SEAL]

Attest:


/s/ James W. Jennings
---------------------
Secretary



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                  THE UNDERSIGNED, President of COREFUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                                              /s/ David G. Lee
                                                              ----------------
                                                              President


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